U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the registrant [X]

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Check the appropriate box:

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[X] Definitive proxy statement.

[  ] Definitive additional materials.

[  ] Soliciting material pursuant to Section 240.14a-12

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.,

RiverNorth Marketplace Lending Corporation and

RiverNorth Opportunistic Municipal Income Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

RIVERNORTH MARKETPLACE LENDING CORPORATION

RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC.

325 North LaSalle Street, Suite 645

Chicago, Illinois 60654

Notice of Annual Meetings of Stockholders

To be held on December 16, 2019

November 22, 2019

To the Stockholders of the Above Funds:

Notice is hereby given that the Annual Meeting of Stockholders of each of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Strategic Opportunity Fund”), RiverNorth Marketplace Lending Corporation (the “Marketplace Lending Fund”) and RiverNorth Opportunistic Municipal Income Fund, Inc. (the “Municipal Income Fund” and, together with the Strategic Opportunity Fund and Marketplace Lending Fund, the “Funds”), each a Maryland corporation, will be held at the offices of RiverNorth Capital Management, LLC, 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654, on December 16, 2019, at 10:00 a.m. Central time (for each Fund, an “Annual Meeting” and collectively, the “Annual Meetings”), for the following purposes:

1.	To elect Directors to the Board of Directors (each a “Board”) of each Fund as outlined below:

a.	For the Strategic Opportunity Fund, to elect two (2) Class II Directors.

b.	For the Marketplace Lending Fund, to elect six (6) Directors as follows:

i.	one (1) Class I Director, one (1) Class II Director and two (2) Class III Directors are to be elected by holders of Common Shares and Preferred Shares, voting together as a single class; and

ii.	one (1) Class I Director and one (1) Class II Director are to be elected by holders of Preferred Shares only, voting separately as a single class.

c.	For the Municipal Income Fund, to elect two (2) Class II Directors.

2.	To transact such other business as may properly come before the Annual Meetings or any adjournments or postponements thereof.

Stockholders of record at the close of business on November 15, 2019 are entitled to notice of and to vote at the Annual Meeting of their Fund.

All stockholders are cordially invited to attend their Fund’s Annual Meeting. In order to avoid delay and additional expense and to assure that your shares are represented, please vote as promptly as possible, regardless of whether or not you plan to attend your Fund’s Annual Meeting. You may vote by mail, telephone or over the Internet. To vote by mail, please mark, sign, date and mail the enclosed proxy card. No postage is required if mailed in the United States. To vote by telephone, please call the toll-free number located on your proxy card and follow the recorded instructions, using your proxy card as a guide. To vote over the Internet, go to the Internet address provided on your proxy card and follow the instructions, using your proxy card as a guide.

By Order of the Boards of Directors,

/s/ Marcus L. Collins

Marcus L. Collins

Chief Compliance Officer and Secretary of each Fund

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

RIVERNORTH MARKETPLACE LENDING CORPORATION

RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC.

325 North LaSalle Street, Suite 645

Chicago, Illinois 60654

Annual Meetings of Stockholders
to be held
December 16, 2019

Joint Proxy Statement

November 22, 2019

This Joint Proxy Statement and the enclosed proxy card will first be mailed to stockholders on or about November 22, 2019.

This Joint Proxy Statement is furnished in connection with the solicitation of proxies by the Boards of Directors (each a “Board” and collectively, the “Boards”) of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Strategic Opportunity Fund”), RiverNorth Marketplace Lending Corporation (the “Marketplace Lending Fund”) and RiverNorth Opportunistic Municipal Income Fund, Inc. (the “Municipal Income Fund”) (each a “Fund” and collectively, the “Funds”), each a Maryland corporation, for use at the Annual Meeting of Stockholders of each Fund to be held on December 16, 2019, at 10:00 a.m. Central Time, at the offices of RiverNorth Capital Management, LLC, each Fund’s investment adviser (the “Adviser”), 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654, and at any adjournments or postponements thereof  (for each Fund, an “Annual Meeting” and collectively, the “Annual Meetings”). A Notice of Annual Meetings of Stockholders and a proxy card accompany this Joint Proxy Statement. The Boards have determined that the use of this Joint Proxy Statement is in the best interests of each Fund in light of the similar matters being considered and voted on by the stockholders.

The close of business on November 15, 2019 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at each Annual Meeting. The Strategic Opportunity Fund has one class of stock: common shares with a par value of $0.0001 per share. The Marketplace Lending Fund has two classes of stock: common shares with a par value of $0.0001 per share and preferred shares with a par value of $0.0001 per share. The Municipal Income Fund has one class of stock: common shares with a par value of $0.0001 per share. Throughout this Joint Proxy Statement, common shares of each Fund will be referred to as “Common Shares,” preferred shares of the Marketplace Lending Fund will be referred to as “Preferred Shares,” and, unless the context otherwise requires, Common Shares and Preferred Shares will generally be referred to as “Shares.”

Stockholders of record on the Record Date are entitled to one vote for each Share the stockholder owns and a pro rata fractional vote for any fractional Share the stockholder owns. The following table indicates which stockholders are solicited with respect to each matter:

Matter	Common Shares	Preferred Shares
1(a) For the Strategic Opportunity Fund, election of two (2) Class II Directors.	X	N/A
1(b)(i) For the Marketplace Lending Fund, election of four Directors by all stockholders.	X	X
1(b)(ii) For the Marketplace Lending Fund, election of two Directors by holders of Preferred Shares only.		X
1(c) For the Municipal Income Fund, election of two (2) Class II Directors.	X	N/A

Important Notice Regarding the Availability of Proxy Materials for the Annual Meetings To Be Held on December 16, 2019. This Joint Proxy Statement is available on the Internet at: http://www.viewproxy.com/RiverNorth/2019. Each Fund’s most recent annual and semi-annual reports, including their annual reports for the fiscal year ended June 30, 2019, are available on the Internet at: (1) https://www.rivernorth.com/pdf/rivernorth.opp.annual.report.pdf and (2) https://www.rivernorth.com/pdf/rivernorth.opp.semi.annual.report.pdf for the Strategic Opportunity Fund; (1) https://www.rivernorth.com/pdf/rivernorth.rsf.annual.report.pdf and (2) https://www.rivernorth.com/pdf/rivernorth.rmplx.semi.annual.report.pdf for the Marketplace Lending Fund; and (1) https://www.rivernorth.com/pdf/rivernorth.rmi.annual.report.pdf and (2) https://www.rivernorth.com/pdf/rivernorth.rmi.semi.annual.report.pdf for the Municipal Income Fund. Each Fund will furnish, without charge, copies of their most recent annual and semi-annual reports to any stockholder upon request. To request a copy, please write to RiverNorth Capital Management, LLC at 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654, or call toll-free 1-800-646-0148.

You may call 1-800-646-0148 for information on how to obtain directions to be able to attend your Fund’s Annual Meeting and vote in person.

Voting

For each Fund, the affirmative vote of a plurality of the votes cast at the Annual Meeting will be required to elect the specified nominees as Directors of that Fund provided a quorum is present. Abstentions and broker non-votes will have no effect on the approval of the proposal to elect Directors.

If the enclosed proxy card is properly executed and returned in time to be voted at each Fund’s Annual Meeting, each Fund’s Shares represented thereby will be voted in accordance with the instructions marked thereon or, if no instructions are marked thereon, will be voted in the discretion of the persons named on the proxy card. Accordingly, unless instructions to the contrary are marked thereon, a properly executed and returned proxy will be voted FOR the election of the nominees as Directors and, at the discretion of the named proxies, on any other matters that may properly come before each Fund’s Annual Meeting, as deemed appropriate. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Annual Meeting and voting his or her Shares in person, or by timely submitting a letter of revocation or a later-dated proxy to the applicable Fund at its address above. A list of stockholders entitled to notice of and to be present and to vote at the Annual Meeting will be available at the office of each Fund, for inspection by any stockholder during regular business hours prior to the Meeting. Stockholders will need to show valid identification and proof of Share ownership to be admitted to the Annual Meeting or to inspect the list of stockholders.

Under the organizational documents of each Fund, a quorum is constituted by the presence in person or by proxy of the holders of thirty-three and one-third percent (33 1/3%) of the voting power of each outstanding class of Shares entitled to vote on a matter. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes (i.e., Shares held by brokers or nominees that are present (in person or by proxy) as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), shall be counted. Any meeting of stockholders may be postponed prior to the meeting by making a public announcement, and notice of the date, time and place to which the meeting is postponed shall be provided to the stockholders entitled to vote at that meeting. The date to which the meeting is postponed may not be more than 120 days following the record date of such meeting. Any meeting of stockholders may, by action of the chairman of the meeting, be adjourned (sine die or from time to time) to a date not more than 120 days after the original record date to permit further solicitation of proxies without further notice with respect to one or more matters to be considered at such meeting to a designated time and place, if a quorum is not present with respect to such matter.

Outstanding Shares

On the Record Date, each Fund had the following number of Common Shares and Preferred Shares outstanding:

Fund	Common Shares Outstanding	Preferred Shares Outstanding
Strategic Opportunity Fund	11,013,787	N/A
Marketplace Lending Fund	6,625,785	1,656,000
Municipal Income Fund	6,373,268	N/A

Common Shares of the Strategic Opportunity Fund are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “OPP.” Common Shares of the Marketplace Lending Fund are listed on the NYSE under the ticker symbol “RSF.” The Preferred Shares of the Marketplace Lending Fund are listed on the NYSE under the ticker symbol “RMPL.” Common Shares of the Municipal Income Fund are listed on the NYSE under the ticker symbol “RMI.”

To the knowledge of each Board, as of the Record Date, no single stockholder or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) beneficially owned more than 5% of any class of each Fund’s outstanding Shares, except as described in the following table. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a Fund or acknowledges the existence of control. A party that controls a Fund may be able to significantly affect the outcome of any item presented to stockholders for approval. Information as to beneficial ownership of Shares, including percentage of outstanding Shares of a class beneficially owned, is based on securities position listing reports as of the Record Date and reports filed with the Securities and Exchange Commission (“SEC”) by stockholders. Each Fund does not have any knowledge of the identity of the ultimate beneficiaries of the Shares listed below.

Name and Address of Beneficial Owner	Shares of a Class Beneficially Owned	% Outstanding Shares of a Class Beneficially Owned
Strategic Opportunity Fund
CHARLES SCHWAB FOR THE EXCLUSIVE BENEFIT OF CLIENTS 101 MONTGOMERY ST SAN FRANCISCO, CA 94104	909,673	8.25%
MERRILL LYNCH PIERCE FENNER & SMITH INC FOR THE SOLE BENEFIT OF ITS CUSTOMERS 4800 DEER LAKE DR EAST JACKSONVILLE, FL 32246	841,254	7.63%
MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENEFIT OF ITS CUSTOMERS NEW YORK, NY 10004-1901	605,430	5.49%
NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	1,476,035	13.40%
TD AMERITRADE INC FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS PO BOX 2226 OMAHA, NE 68103-2226	626,741	5.69%
UBS FINANCIAL SERVICES INC. FBO UBS WM USA OMNI ACCOUNT M/F 1000 HARBOR BLVD WEEHAWKEN NJ 07086-6761	1,989,749	18.06%
WELLS FARGO CLEARING SERVICES, LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET STREET SAINT LOUIS, MO 63103	1,129,394	10.25%
Marketplace Lending Fund
CHARLES SCHWAB FOR THE EXCLUSIVE BENEFIT OF CLIENTS 101 MONTGOMERY ST SAN FRANCISCO, CA 94104	1,499,501	22.63%
NFSNATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	1,975,087	29.80%
TD AMERITRADE INC FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS PO BOX 2226 OMAHA, NE 68103-2226	1,382,033	20.85%
Municipal Income Fund
MORGAN STANLEY SMITH BARNEY LLC 1300 THAMES ST 6TH FLOOR BALTIMORE MD 21231	1,515,226	23.77%
RBC CAPITAL MARKETS, LLC 60 S 6TH ST - P09 MINNEAPOLIS MN 55402-4400	434,083	6.81%
UBS FINANCIAL SERVICES INC. 1000 HARBOR BLVD WEEHAWKEN NJ 07086	1,550,791	24.33%
WELLS FARGO CLEARING SERVICES LLC 1 N JEFFERSON AVE SAINT LOUIS MO 63103	1,213,431	19.03%

Proposal 1: Election of Directors

The proposal relates to the election of certain of the Directors of each Fund.

(a)	For Strategic Opportunity Fund

Under the organizational documents of the Strategic Opportunity Fund, its Board is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes of Directors will expire at the first, second and third annual meetings of stockholders, respectively, and, in each case, until their successors are duly elected and qualify, or until a Director sooner dies, retires, resigns or is removed as provided in the governing documents of the Fund. Upon expiration of their initial terms, Directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and at each annual meeting, one class of Directors will be elected by the stockholders.

For the Strategic Opportunity Fund, two Class II Directors are to be elected by all stockholders. Class II Directors J. Wayne Hutchens and David M. Swanson have been designated as nominees for Class II Directors for a term expiring at the annual meeting of stockholders in 2022 or until their successors have been duly elected and qualify. Directors John K. Carter and John S. Oakes (the Class I Directors) and Patrick W. Galley and Jerry Raio (the Class III Directors) are current and continuing Directors.

(b)	Marketplace Lending Fund

On August 20, 2019, the Board approved an amendment to the organizational documents of the Marketplace Lending Fund to divide the Board into three classes of Directors serving staggered three year terms (the “Amendment”). The initial terms of the first, second and third classes of Directors will expire at the annual meeting of stockholders in 2020, 2021 and 2022, respectively, and, in each case until their successors are duly elected and qualify, or until a Director sooner dies, retires, resigns or is removed as provided in the governing documents of the Fund. Upon expiration of their initial terms, Directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and at each annual meeting, one class of Directors will be elected by the stockholders. Prior to the Amendment, each Director served an annual term and at each annual meeting, Directors were elected to serve until the next annual meeting or until their successors were duly elected and qualified.

For the Marketplace Lending Fund:

(i) one (1) Class I Director, one (1) Class II Director and two (2) Class III Directors are to be elected by holders of Common Shares and Preferred Shares, voting together as a single class. Class I Director John K. Carter has been designated as a nominee for Class I Directors for a term expiring at the annual meeting of stockholders in 2021 or until his successor has been duly elected and qualifies. Class II Director J. Wayne Hutchens has been designated as a nominee for Class II Directors for a term expiring at the annual meeting of stockholders in 2022 or until his successor has been duly elected and qualifies. Class III Directors Patrick W. Galley and Jerry Raio have been designated as nominees for Class III Directors for a term expiring at the annual meeting of stockholders in 2020 or until their successors have been duly elected and qualify.

(ii) one (1) Class I Director and one (1) Class II Director are to be elected by holders of Preferred Shares only, voting separately as a single class. Class I Director John S. Oakes has been designated as a nominee for Class I Directors for a term expiring at the annual meeting of stockholders in 2021 or until his successor has been duly elected and qualifies. Class II Director David M. Swanson has been designated as a nominee for Class II Directors for a term expiring at the annual meeting of stockholders in 2022 or until his successor has been duly elected and qualifies.

Municipal Income Fund

Under the organizational documents of the Municipal Income Fund, its Board is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes of Directors will expire at the first, second and third annual meetings of stockholders, respectively, and, in each case, until their successors are duly elected and qualify, or until a Director sooner dies, retires, resigns or is removed as provided in the governing documents of the Fund. Upon expiration of their initial terms, Directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and at each annual meeting, one class of Directors will be elected by the stockholders.

For the Municipal Income Fund, two Class II Directors are to be elected by all stockholders. Class II Directors J. Wayne Hutchens and David M. Swanson have been designated as nominees for Class II Directors for a term expiring at the annual meeting of stockholders in 2022 or until their successors have been duly elected and qualify. Directors John K. Carter and John S. Oakes (the Class I Directors) and Patrick W. Galley and Jerry Raio (the Class III Directors) are current and continuing Directors.

The Board of each Fund Unanimously Recommends that Stockholders Vote FOR the election of the applicable nominees.

Management

Management of the Funds

The management of each Fund, including general supervision of the duties performed for each Fund under the investment management agreement between each Fund and the Adviser, is the responsibility of its Boards. There are six Directors of each Fund, two of whom are “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of each Fund (such Directors, the “Interested Directors”) and four of whom are not “interested persons” (as defined in the 1940 Act) of each Fund (such Directors, the “Independent Directors”). The Directors of a Fund set broad policies for that Fund, choose the Fund’s officers and hire the Fund’s investment adviser and sub-adviser (if applicable). The officers of a Fund manage the day-to-day operations and are responsible to each Fund’s Board.

The following is a list of Directors and officers of each Fund and a statement of their present positions, principal occupations during the past five years, the number of portfolios each Director oversees and the other directorships held by the Directors during the past five years, if applicable. There are no familial relationships among the officers and Directors. Except as otherwise noted, the address for all Directors and officers is 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654.

Name, Address(1), and Year of Birth	Position(s) Held with Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director during past Five Years
John K. Carter (1961)	Independent Director	Term: Class I Expires in 2021. Service: Since 2018 (Municipal Income Fund); since 2016 (Strategic Opportunity Fund); since 2015 (Marketplace Lending Fund).	Partner, Law Office of John K. Carter, P.A. (2015 to present); Managing Partner, Global Recruiters of St. Petersburg (a financial services consulting and recruiting firm) (2012 to 2015).	8

Carillon Mutual

Funds (12 funds)

(2016 to present);

RiverNorth

Marketplace

Lending

Corporation

(1 fund) (2016 to present);

RiverNorth Funds (3 funds) (2013 to present); RiverNorth/Double Line Strategic

Opportunity Fund, Inc. (1 fund) (2016

to present);

RiverNorth

Opportunities

Fund, Inc. (1 fund) (2013

to present); RiverNorth Opportunistic Municipal Income Fund (1 fund) (2018 to present); RiverNorth Managed Duration Municipal Income Fund (1 fund) (2019 to present).

J. Wayne Hutchens (1944)	Independent Director	Term: Class II Expires in 2022. Service: Since 2018 (Municipal Income Fund); since 2018 (Strategic Opportunity Fund); since 2018 (Marketplace Lending Fund).	Currently retired; Trustee of the Denver Museum of Nature and Science (2000 to present); Director of AMG National Trust Bank (June 2012 to present); Trustee of Children’s Hospital Colorado (May 2012 to present).	5

ALPS Series Trust (9 funds) (2012 to present); RiverNorth Opportunities Fund, Inc. (1 fund) (2013 to present); RiverNorth

Marketplace

Lending

Corporation

(1 fund) (2018 to present); RiverNorth/Double Line Strategic

Opportunity Fund,

Inc. (1 fund) (2018 to present); RiverNorth Opportunistic Municipal Income Fund (1 fund) (2018 to present); RiverNorth Managed Duration Municipal Income Fund (1 fund) (2019 to present).

John S. Oakes (1943)	Independent Director	Term: Class I Expires in 2021. Service: Since 2018 (Municipal Income Fund); since 2016 (Strategic Opportunity Fund); since 2015 (Marketplace Lending Fund).	Principal, Financial Search and Consulting (a recruiting and consulting firm) (2013 to present).	8	RiverNorth Marketplace Lending Corporation (1 fund) (2016 to present); RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (1 fund) (2016 to present); RiverNorth Funds (3 funds) (2010 to present); RiverNorth Opportunities Fund, Inc. (1 fund) (2013 to present); RiverNorth Opportunistic Municipal Income Fund (1 fund) (2018 to present); RiverNorth Managed Duration Municipal Income Fund (1 fund) (2019 to present).
David M. Swanson (1957)	Independent Director	Term: Class II Expires in 2022. Service: Since 2018 (Municipal Income Fund); since 2018 (Strategic Opportunity Fund); since 2018 (Marketplace Lending Fund).	Founder & Managing Partner, SwanDog Strategic Marketing (2006 to present).	5

Managed Portfolio Series (28 funds) (2011 to present); Trustee, ALPS Variable Investment Trust (9 funds) (2006 to present); RiverNorth Opportunities Fund, Inc. (1 fund) (2013 to present); RiverNorth

Marketplace

Lending

Corporation

(1 fund) (2018 to present); RiverNorth/Double Line Strategic

Opportunity Fund,

Inc. (1 fund) (2018 to present); RiverNorth Opportunistic Municipal Income Fund (1 fund) (2018 to present); RiverNorth Managed Duration Municipal Income Fund (1 fund) (2019 to present).

Patrick W. Galley(3) (1975)	Interested Director	Term: Class III Expires in 2020. Service: Since 2018 (Municipal Income Fund); since 2016 (Strategic Opportunity Fund); since 2015 (Marketplace Lending Fund).	Chief Investment Officer, RiverNorth Capital Management, LLC (2004 to present).	8	Board of Managers RiverNorth Capital Management, LLC (2010 to present) and Board of Directors RiverNorth Holdings, Co. (2010 to present).
Jerry Raio(4) (1965)	Interested Director	Term: Class III Expires in 2020. Service: Since 2018 (Municipal Income Fund); since 2018 (Strategic Opportunity Fund); since 2018 (Marketplace Lending Fund).	Managing Director- Head of Retail Origination, Wells Fargo (2005 to 2018).	4

RiverNorth Opportunistic Municipal Income Fund (1 fund)(2018 to present); RiverNorth

Marketplace

Lending

Corporation

(1 fund) (2018 to present); RiverNorth/Double Line Strategic

Opportunity Fund,

Inc. (1 fund) (2018 to present); RiverNorth Managed Duration Municipal Income Fund (1 fund) (2019 to present).

(1)	The mailing address of each Director is 325 N. LaSalle Street, Suite 645, Chicago, IL 60654.
(2)	The Fund Complex consists of the RiverNorth Core Opportunity Fund, the RiverNorth/DoubleLine Strategic Income Fund, and the RiverNorth/Oaktree High Income Fund, each a series of the RiverNorth Funds Trust, the RiverNorth Opportunities Fund, Inc., the RiverNorth Managed Duration Municipal Income Fund, Inc., the Strategic Opportunity Fund, the Marketplace Lending Fund and the Municipal Income Fund.
(3)	Mr. Galley is deemed an “interested person” of each Fund due to his position as Chief Investment Officer of RiverNorth Capital Management, LLC, the investment adviser to each Fund.
(4)	Mr. Raio is deemed an “interested person” of each Fund due to his prior position as Managing Director – Head of Retail Origination at Wells Fargo, which has served as a broker and principal underwriter for other funds advised by the Adviser.

Officers
Name, Address, and Year of Birth	Position Held with Funds	Term of Office And Length of Time Served	Principal Occupation(s) During Past Five Years
Jonathan M. Mohrhardt (1974)	Chief Financial Officer and Treasurer	Municipal Income Fund: Indefinite/Has served since 2018. Strategic Opportunity Fund: Indefinite/Has served since 2016. Marketplace Lending Fund: Indefinite/Has served since 2015.

Chief Compliance

Officer, RiverNorth

Capital

Management, LLC.

(2009 to 2012);

Chief Operating

Officer, RiverNorth

Capital

Management, LLC

(2011 to present)

and President, Chief

Executive Officer

and Chief

Compliance Officer,

RiverNorth

Securities, LLC (2010

to 2012).

Marcus L. Collins (1968)	Chief Compliance Officer and Secretary	Municipal Income Fund: Indefinite/Has served since 2016. Strategic Opportunity Fund: Indefinite/Has served since 2016. Marketplace Lending Fund: Indefinite/Has served since 2015.	General Counsel, RiverNorth Capital Management, LLC (2012 to present), Chief Compliance Officer, RiverNorth Capital Management, LLC (2012 to present).

Board Leadership Structure. The Board of Directors, which has overall responsibility for the oversight of each Fund’s investment programs and business affairs, believes that it has structured itself in a manner that allows it to effectively perform its oversight obligations. Mr. Patrick W. Galley, the Chairman of the Board (“Chairman”), is not an Independent Director. The Board believes that the use of an interested director as Chairman is the appropriate leadership structure for each Fund given (i) Mr. Patrick Galley’s role in the day to day operations of the Adviser, (ii) the extent to which the work of the Board of Directors is conducted through the Audit Committee of the Board of Directors (the “Audit Committee”) and the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), each of whose meetings is chaired by an Independent Director, (iii) the frequency that Independent Directors meet with their independent legal counsel and auditors in the absence of members of the Board of Directors who are interested directors of each Fund and management, and (iv) the overall sophistication of the Independent Directors, both individually and collectively. The members of the Board of Directors also complete an annual self-assessment during which the directors review their overall structure and consider where and how their structure remains appropriate in light of each Fund’s current circumstances. The Chairman’s role is to preside at all meetings of the Board of Directors and in between meetings of the Board of Directors to generally act as the liaison between the Board of Directors and each Fund’s officers, attorneys and various other service providers, including but not limited to the Adviser and other such third parties servicing each Fund. The Board of Directors believes that having an interested person serve as Chairman of the Board of Directors enables Mr. Patrick Galley to more effectively carry out these liaison activities. The Board of Directors also believes it benefits during its meetings from having a person intimately familiar with the operation of each Fund to set the agenda for meetings of the Board of Directors to ensure that important matters are brought to the attention of and considered by the Board of Directors.

Each Fund has two standing committees, each of which enhances the leadership structure of the Board of Directors: the Audit Committee and the Nominating and Corporate Governance Committee. The Audit Committee and Nominating and Corporate Governance Committee are each chaired by, and composed of, members who are Independent Directors.

For each Fund, the Audit Committee is comprised of Messrs. Carter, Oakes, Swanson and Hutchens, all of whom are “independent” as defined in the listing standard of the NYSE. Mr. Hutchens is the Chair of the Audit Committee and has been determined to qualify as an “Audit Committee Financial Expert” as such term is defined in Form N-CSR. The role of the Audit Committee is to assist the Board of Directors in its oversight of (i) the quality and integrity of each Fund’s financial statements, reporting process and the independent registered public accounting firm and reviews thereof, (ii) each Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers, (iii) each Fund’s compliance with legal and regulatory requirements, and (iv) the independent accountants’ qualifications, independence and performance. The Audit Committee is also required to prepare an audit committee report pursuant to the rules of the SEC for inclusion in each Fund’s annual proxy statement. The Audit Committee operates pursuant to the Audit Committee Charter that was most recently reviewed and approved by the Board of Directors on August 20, 2019. As set forth in the Audit Committee Charter, management is responsible for maintaining appropriate systems for accounting and internal controls, and each Fund’s independent accountants are responsible for planning and carrying out proper audits and reviews. The independent accountants are ultimately accountable to the Board of Directors and to the Audit Committee, as representatives of the shareholders. The independent accountants for each Fund reports directly to the Audit Committee. For the Strategic Opportunity Fund and the Marketplace Lending Fund, the Audit Committee met three times during the fiscal year ended June 30, 2019. For the Municipal Income Fund, the Audit Committee met two times during the fiscal year ended June 30, 2019.

For each Fund, the Nominating and Corporate Governance Committee is comprised of Messrs. Carter, Hutchens, and Oakes. Mr. Carter is the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors individuals believed to be qualified to become members of the Board of Directors in the event that a position is vacated or created. The Nominating and Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors, the qualifications of the candidate and the interests of shareholders. Shareholders wishing to recommend candidates to the Nominating and Corporate Governance Committee should submit such recommendations in accordance with the Bylaws to the Secretary of each Fund, who will forward the recommendations to the committee for consideration. The submission must include: (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the Fund’s books, of the stockholder proposing such business or nomination, (iii) a representation that the stockholder is a holder of record of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination; (iv) whether the stockholder plans to deliver or solicit proxies from other stockholders; (v) the class and number of Shares of the capital stock of the Fund, which are beneficially owned by the stockholder and the proposed nominee to the Board; (vi) any material interest of the stockholder or nominee in such business; (vii) the extent to which such stockholder (including such stockholder’s principals) or the proposed nominee to the Board has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing profit, loss or risk of changes in the value of the Shares or the daily quoted market price of the Fund held by such stockholder (including the stockholder’s principals) or the proposed nominee, including independently verifiable information in support of the foregoing; and (viii) such other information regarding such nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the 1934 Act. Each eligible shareholder or shareholder group may submit no more than one Independent Director nominee each calendar year. The Nominating and Corporate Governance Committee has not determined any minimum qualifications necessary to serve as a director of each Fund. The Nominating and Governance Committee met one time during the fiscal year ended June 30, 2019.

During the fiscal year ended June 30, 2019, the Board of the Strategic Opportunity Fund met four times, the Board of the Marketplace Lending Fund met four times and the Board of the Municipal Income Fund met three times. Each Director then serving in such capacity attended at least 75% of the meetings of Directors and of any Committee of which he is a member.

Each Fund does not require the Directors to attend annual meetings of stockholders.

Trustee Qualifications.

Interested Director

Mr. Galley is the Chief Investment Officer for each Fund’s investment adviser. He is also the President and a portfolio manager of each Fund. His knowledge regarding the investment strategy of each Fund, more specifically the closed-end mutual fund industry, makes him uniquely qualified to serve as each Fund’s President.

Mr. Raio has many years of experience in the securities industry, including management roles in the banking and investment management industries. He has more than 15 years of experience in equity capital markets, having worked on the retail syndicate desks at both Citigroup and Morgan Stanley. He served as the Managing Director and Head of Retail Origination for Wells Fargo from 2005 to 2018. Prior to working at Wells Fargo he served as Director and Head of Closed-End Funds for Citigroup Asset Management. He was selected to serve as a Director of each Fund based on his business, financial services and investment management experience.

Independent Directors

Mr. Carter possesses extensive mutual fund industry experience. Mr. Carter was previously a President and Chief Executive Officer at Transamerica Asset Management, a subsidiary of Aegon, N.V. Mr. Carter oversaw the mutual fund servicing, operations and advisory services for Transamerica’s approximately 120 mutual funds. He also served as a compliance officer. Mr. Carter brings experience managing a large mutual fund complex, including experience overseeing multiple sub-advisers. Mr. Carter was previously an investment management attorney with experience as in-house counsel, serving with the SEC and in private practice with a large law firm. The Board of Directors feels Mr. Carter’s industry-specific experience, including as a chairman of another fund complex, as a compliance officer and as an experienced investment management attorney will be valuable to the Board of Directors as each Fund continues to grow and deal with legally complex issues.

Mr. Hutchens was President and CEO of the University of Colorado (CU) Foundation from April 2006 to December 2012 and Executive Director for the CU Real Estate Foundation from April 2009 to December 2012. Prior to these positions, Mr. Hutchens spent over 30 years in the banking industry, retiring as Chairman of Chase Bank Colorado. Mr. Hutchens is a graduate of the University of Colorado Boulder’s School of Business and has done graduate study at Syracuse University and the University of Colorado. He was selected to serve as a Director of each Fund based on his business and financial services experience.

Mr. Oakes has many years of experience in the securities industry. Additionally he had served on the board of directors of another registered investment company, including serving as its chairman. The Board of Directors feels Mr. Oakes’ industry and board experience adds an operational perspective to the Board of Directors and his experience in marketing can assist each Fund in its efforts to expand into different distribution channels.

Mr. Swanson founded SwanDog Marketing, a marketing consulting firm to asset managers, in 2006. He currently serves as SwanDog’s Managing Partner. He has over 30 years of senior management and marketing experience, with approximately 20 years in financial services. Before joining SwanDog, Mr. Swanson most recently served as Executive Vice President and Head of Distribution for Calamos Investments, an investment management firm. He previously held positions as Chief Operating Officer of Van Kampen Investments, President and CEO of Scudder, Stevens & Clark, Canada, Ltd. and Managing Director and Head of Global Investment Products at Morgan Stanley. Mr. Swanson holds a Master of Management from the Kellogg Graduate School of Management at Northwestern University and a Bachelors in Journalism from Southern Illinois University. He was selected to serve as a Director of each Fund based on his business, financial services and investment management experience.

Risk Oversight. Each Fund is confronted with a multitude of risks, such as investment risk, counterparty risk, valuation risk, political risk, risk of operational failures, business continuity risk, regulatory risk, legal risk and other risks not listed here. The Board of Directors recognizes that not all risks that may affect each Fund can be known, eliminated or even mitigated. In addition, there are some risks that may not be cost effective or an efficient use of each Fund’s limited resources to moderate. As a result of these realities, the Board of Directors, through its oversight and leadership, has and will continue to deem it necessary for shareholders to bear certain and undeniable risks, such as investment risk, in order for each Fund to operate in accordance with each Fund’s applicable Prospectus, Statement of Additional Information (“SAI”) and other related documents.

However, as required under the 1940 Act, the Board of Directors has adopted on each Fund’s behalf a vigorous risk program that mandates each Fund’s various service providers, including the Adviser and Sub-adviser, to adopt a variety of processes, procedures and controls to identify various risks, mitigate the likelihood of adverse events from occurring and/or attempt to limit the effects of such adverse events on each Fund. The Board of Directors fulfills its leadership role by receiving a variety of quarterly written reports prepared by each Fund’s Chief Compliance Officer (“CCO”) that (i) evaluate the operation, policies and procedures of each Fund’s service providers, (ii) make known any material changes to the policies and procedures adopted by each Fund or its service providers since the CCO’s last report, and (iii) disclose any material compliance matters that occurred since the date of the last CCO report. In addition, the Independent Directors meet quarterly in executive sessions without the presence of any interested directors, the Adviser or Sub-adviser, or any of their affiliates. This configuration permits the Independent Directors to effectively receive the information and have private discussions necessary to perform their risk oversight role, exercise independent judgment and allocate areas of responsibility between the full Board of Directors, its committees and certain officers of each Fund. Furthermore, the Independent Directors have engaged independent legal counsel and auditors to assist the Independent Directors in performing their oversight responsibilities. As discussed above and in consideration of other factors not referenced herein, the Board of Directors has determined its leadership role concerning risk management as one of oversight and not active management of each Fund’s day-to-day risk management operations.

Compensation. Each Fund pays no salaries or compensation to any of the interested directors or officers that are employees of the Adviser, and each Fund has no employees. The Directors of each Fund who are not employees of the Adviser receive an annual retainer of $16,500, and an additional $1,500 for attending each meeting of the Board of Directors. In addition, the lead Independent Director receives $250 annually, the Chair of the Audit Committee receives $500 annually and the Chair of the Nominating and Corporate Governance Committee receives $250 annually. The Directors are also reimbursed for all reasonable out-of-pocket expenses relating to attendance at meetings of the Board of Directors. The following table shows compensation from each Fund for the fiscal year ended June 30, 2019. Patrick W. Galley, as an employee of the Adviser, does not receive any compensation from the Funds.

Name of Director	Aggregate Compensation from the Strategic Opportunity Fund	Aggregate Compensation from the Marketplace Lending Fund	Aggregate Compensation from the Municipal Income Fund	Aggregate Total Compensation from the Funds and Fund Complex(1)
Independent Directors:
John K. Carter	$22,750	$22,750	$22,750	$158,000
John S. Oakes	$22,750	$22,750	$22,750	$159,250
J. Wayne Hutchens	$23,000	$23,000	$23,000	$117,000
David M. Swanson	$22,500	$22,500	$22,500	$157,000
Interested Directors:
Jerry Raio	$22,500	$22,500	$22,500	$90,000

(1)	The Fund Complex consists of (1) five closed-end management investment companies: the Funds, RiverNorth Managed Duration Municipal Income Fund, Inc. and RiverNorth Opportunities Fund, Inc. and (2) four open-end management investment companies: RiverNorth Core Opportunity Fund, RiverNorth/DoubleLine Strategic Income Fund, RiverNorth Equity Opportunity Fund, and RiverNorth/Oaktree High Income Fund.

Director Ownership in the Funds

The following table shows the dollar range of equity securities beneficially owned by each Director in each Fund and Family of Investment Companies as of December 31, 2018.

Name of Director	Dollar Range of Beneficial Ownership in Strategic Opportunity Fund	Dollar Range of Beneficial Ownership in Marketplace Lending Fund	Dollar Range of Beneficial Ownership in Municipal Income Fund	Aggregate Dollar Range of Ownership in all Funds Overseen by Director in the Family of Investment Companies
Independent Directors:
John K. Carter	$0	$0	$0	$50,000-$100,000
John S. Oakes	$0	$0	$0	Over $100,000
J. Wayne Hutchens	$0	$0	$0	$50,000-$100,000
David M. Swanson	$0	$0	$0	None
Interested Directors:
Patrick W. Galley	$100,001–500,000	Over $1,000,000	$500,001–1,000,000	Over $1,000,000
Jerry Raio	$0	$0	$0	None

As of November 15, 2019, the Independent Directors of each Fund and immediate family members do not own beneficially or of record any class of securities of the investment adviser or principal underwriter of each Fund or any person directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of each Fund.

Audit Committee Report

In performing its oversight function, at a meeting held on August 20, 2019, the Audit Committee reviewed and discussed with management and the independent accountant (Cohen & Company, Ltd in the case of the Strategic Opportunity Fund and the Municipal Income Fund and KPMG LLP in the case of the Marketplace Lending Fund) for each Fund, the audited financial statements of each respective Fund as of and for the fiscal period ended June 30, 2019, and discussed the audit of such financial statements with each Fund’s independent accountants.

In addition, the Audit Committee discussed with each Fund’s independent accountants the accounting principles applied by each Fund and such other matters brought to the attention of the Audit Committee by the independent accountants required by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also received from each Fund’s independent accountants the written disclosures and letters required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and discussed the relationship between the independent accountants and each Fund and the impact that any such relationships might have on the objectivity and independence of the independent accountants.

As set forth above, and as more fully set forth in the Audit Committee Charter, the Audit Committee has significant duties and powers in its oversight role with respect to each Fund’s financial reporting procedures, internal control systems and the independent audit process.

The members of the Audit Committee are not, and do not represent themselves to be, professionally engaged in the practice of auditing or accounting and are not employed by each Fund for accounting, financial management or internal control purposes. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the respective Fund’s independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and/or financial reporting principles and policies, or internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audits of each Fund’s financial statements have been carried out in accordance with generally accepted accounting standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on its consideration of the audited financial statements and the discussions referred to above with management and each Fund’s independent accountants, and subject to the limitations on the responsibilities and role of the Audit Committee set forth in the Audit Committee Charter and those discussed above, the Audit Committee recommended to the Board that each Fund’s audited financial statements be included in each Fund’s Annual Reports for the fiscal year ended June 30, 2019.

Submitted by the Audit Committee of the Board of Directors

J. Wayne Hutchens

John K. Carter

John S. Oakes

David M. Swanson

Independent Auditors’ Fees

Cohen & Company, Ltd. has been selected to serve as the independent registered public accounting firm for the Strategic Opportunity Fund and the Municipal Income Fund for its current fiscal year, and acted as the independent registered public accounting firm for each Fund during its most recently completed fiscal year. KPMG LLP has been selected to serve as the independent registered public accounting firm for the Marketplace Lending Fund for its current fiscal year, and acted as the independent registered public accounting firm for such Fund during its most recently completed fiscal year. Each independent registered public accounting firm has advised the applicable Fund that, to the best of its knowledge and belief, its professionals did not have any direct or material indirect ownership interest in the independent registered public accounting firm inconsistent with independent professional standards pertaining to independent registered public accounting firms. It is not expected that representatives of each Fund’s independent registered public accounting firm will be present at the Annual Meeting; however, representatives of each Fund’s independent registered public accounting firm are expected to be available by telephone to answer any questions that may arise and will have the opportunity to make a statement if they desire to do so. In reliance on Rule 32a-4 under the 1940 Act, each Fund is not seeking stockholder ratification of the selection of their independent registered public accounting firm.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

During each of the last two fiscal years of each Fund, the applicable independent registered public accounting firm has billed such Fund and the Adviser for the following fees:

	Audit Fees(1)		Audit-Related Fees(2)		Tax Fees(3)		All Other Fees(4)
Fees Billed To	2019	2018	2019	2018	2019	2018	2019	2018
Strategic Opportunity Fund
Fund	$26,000	$26,000	$0	$0	$5,000	$5,000	$0	$0
Adviser	$0	$0	$0	$0	$0	$0	$0	$0
Marketplace Lending Fund
Fund	$26,000	$26,000	$0	$0	$5,000	$5,000	$0	$0
Adviser	$0	$0	$0	$0	$0	$0	$0	$0
Municipal Income Fund
Fund	$0	$0	$0	$0	$0	$0	$0	$0
Adviser	$0	$0	$0	$0	$0	$0	$0	$0

(1)	“Audit Fees” are fees for professional services for the audit of each Fund’s annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” are for assurance and related services that are reasonably related to the performance of the audit of each Fund’s financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” are for professional services for tax compliance, tax advice and tax planning.

(4)	“All Other Fees” are for products and services other than those services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Non-Audit Fees

During each of the last two fiscal years of each Fund, the applicable independent registered public accounting firm has billed the non-audit fees listed below for services provided to the entities indicated.

	Aggregate Non-Audit Fees
Fund	2019	2018
Strategic Opportunity Fund
Fund	$0	$0
Adviser	$0	$0
Marketplace Lending Fund
Fund	$0	$0
Adviser	$0	$0
Municipal Income Fund
Fund	$0	$0
Adviser	$0	$0

Pre-Approval

Each Fund’s Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided by the applicable independent registered public accounting firm.

There were no non-audit fees billed by Cohen & Company, Ltd. or KPMG LLP for services rendered to the Adviser or any entity controlling, controlled by or under common control with the Adviser that provided ongoing services to each Fund in 2018 or 2019.

Additional Information

Stockholder Proposals

Pursuant to each Fund’s By-Laws, a stockholder is required to give to each Fund notice of, and specified information with respect to, any proposals that such stockholder intends to present at the 2020 annual meeting no earlier than June 20, 2020 or approximately 150 days prior to the first anniversary of the date of each Fund’s proxy statement and no later than July 20, 2020, or 120 days prior to the first anniversary of the date of each Fund’s proxy statement. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the 1934 Act, each Fund may solicit proxies in connection with the 2020 annual meeting which confers discretionary authority to vote on any stockholder proposals of which the Secretary of the Fund does not receive notice in accordance with the aforementioned date.

Timely submission of a proposal does not mean that such proposal will be included in a proxy statement.

Organization and Operation of the Fund

Each Fund is a diversified, closed-end management investment company registered under the 1940 Act. Each Fund’s principal office is located at 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654, and its telephone number is (312) 832-1440.

The Strategic Opportunity Fund was organized as a Maryland corporation on June 22, 2016. The Fund’s currently outstanding common stock is, and common stock offered in this Prospectus and any applicable prospectus supplement, listed on the NYSE under the symbol “OPP.”

The Marketplace Lending Fund was organized as a Maryland corporation on June 9, 2015. Common Shares of the Marketplace Lending Fund are listed on the NYSE under the ticker symbol “RSF.” The Preferred Shares of the Marketplace Lending Fund are listed on the NYSE under the ticker symbol “RMPL.”

The Municipal Income Fund was organized as a Maryland corporation on July 16, 2018. The Municipal Income Fund will have an approximate twelve-year limited term unless otherwise determined by the Municipal Income Fund’s Board. Because the Municipal Income Fund is newly organized, the Common Shares of the Fund have no history of public trading. The Fund’s Common Shares have been approved for listing on the NYSE, subject to notice of issuance. The trading or ticker symbol of the Common Shares is expected to be “RMI.”

Stockholder Communications

Stockholders may mail written communications to each Fund’s Board, to committees of the Board or to specified individual Directors in care of the Secretary of the Municipal Income and Strategic Opportunity Funds at 1290 Broadway, Suite 1100, Denver, Colorado 80203 and the Marketplace Lending Fund at 430 West 7th St. Suite 219184 Kanas City, MO 64105. All stockholder communications received by the Secretary will be forwarded promptly to the Board, the relevant Board’s committee or the specified individual Directors, as applicable, except that the Secretary may, in good faith, determine that a stockholder communication should not be so forwarded if it does not reasonably relate to each Fund or its operations, management, activities, policies, service providers, Board, officers, stockholders or other matters relating to an investment in each Fund or is purely ministerial in nature.

Investment Adviser, Administrator and Transfer Agent

RiverNorth Capital Management, LLP, 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654, serves as each Fund’s investment adviser. DoubleLine Capital LP, 333 South Grand Avenue, 18th Floor, Los Angeles, California 90071, serves as the investment sub-adviser to the Strategic Opportunity Fund. MacKay Shields LLC, 1345 Avenue of the Americas, 43rd Floor, New York, New York 10105, serves as the investment sub-adviser to the Municipal Income Fund.

U.S. Bancorp Fund Services, LLC (“USBFS”), 615 East Michigan Street, Milwaukee, Wisconsin 53202, provides the Strategic Opportunity and Marketplace Lending Funds with fund administration and fund accounting services. USBFS also serves as transfer, dividend paying and stockholder servicing agent for the Strategic Opportunity Fund. ALPS Fund Services, Inc. serves as the Municipal Income Fund’s administrator. DST Systems, Inc., 333 W. 11th Street, Kansas City, Missouri 64105, serves as transfer, dividend paying and stockholder servicing agent for the Marketplace Lending and Municipal Income Funds.

Other Methods and Costs of Proxy Solicitation

In addition to the solicitation of proxies by mail, for each Fund, officers of such Funds and officers and regular employees of each Fund’s transfer agent, and affiliates of such transfer agent, the Adviser (or, for the Strategic Opportunity and Municipal Income Funds, the Sub-Adviser), as well as other representatives of each Fund may also solicit proxies by telephone, Internet or in person. The expenses incurred in connection with preparing the Joint Proxy Statement and its enclosures will be paid by each Fund.

Section 30(h) and Section 16(a) Beneficial Ownership Reporting Compliance

Section 30(h) of the 1940 Act and Section 16(a) of the 1934 Act require each Fund’s officers and Directors, the Adviser and any sub-adviser, certain persons affiliated with the Adviser and any sub-adviser, and persons who beneficially own more than 10% of a registered class of each Fund’s equity securities to file forms reporting their affiliation with that Fund and reports of ownership and changes of ownership with the SEC and NYSE, as applicable. These persons and entities are required to furnish the applicable Fund with copies of all Section 16(a) forms they file. Based solely upon a review of copies of such forms received by each Fund and certain written representations, each Fund believes that during its last fiscal year, all such filing requirements applicable to its officers and Directors, the Adviser and any sub-adviser, and affiliated persons of the Adviser and any sub-adviser were met. To the knowledge of each Fund, no stockholder of a Fund owns more than 10% of a registered class of a Fund’s equity securities, except as provided above under “Outstanding Shares.”

Fiscal Year

Each Fund’s fiscal year end was June 30, 2019.

Delivery of Certain Documents

Annual reports will be sent to stockholders of record of each Fund following each Fund’s fiscal year end. Each Fund will furnish, without charge, a copy of its annual report and/or semi-annual report as available upon request. Such written or oral requests should be directed to the Fund at 325 North LaSalle Street, Suite 645, Chicago, Illinois 60654, or by calling toll-free (888) 848-7569.

Please note that only one annual or semi-annual report or proxy statement (as applicable) may be delivered to two or more stockholders of a Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual or semi-annual report or proxy statement (as applicable), or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, stockholders should contact the applicable Fund at the address and phone number set forth above. Pursuant to a request, a separate copy will be delivered promptly.

Other Matters to Come Before the Annual Meetings

No business other than the matters described above is expected to come before the Annual Meetings, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment or postponement of an Annual Meeting, the persons named on the enclosed proxy card will vote thereon according to their best judgment in the interests of the respective Fund.

November 22, 2019

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY ANY OF THE FOLLOWING METHODS:

(1) DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE;

(2) VISIT THE WEBSITE LISTED ON YOUR PROXY CARD; OR

(3) CALL THE NUMBER LISTED ON YOUR PROXY CARD.